UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: October 18, 2004
               (Date of earliest event reported: October 13, 2004)

                              CENTURY CASINOS, INC.
             (Exact Name of Registrant as specified in its charter)

         Delaware                    0-22290                 84-1271317
(State or other jurisdiction       (Commission            (I.R.S. Employer
     of incorporation)             File Number)         Identification Number)


1263 Lake Plaza Drive Suite A, Colorado Springs, CO                 80906
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:                 719-527-8300


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry Into a Material Definitive Agreement

On October 13, 2004, Century Casinos, Inc. signed an agreement with the owners of Landmark Gaming, LLC of Franklin County, Iowa to jointly submit as co-applicant with the Franklin County Development Association (FCDA) an application to the Iowa Racing and Gaming Commission (IRGC) to develop and operate a moored barge casino, hotel and entertainment facility in Franklin County, Iowa.

The Company's contribution to the project at closing will include an initial cash capital contribution of $1.25 million in return for a 40% interest. The current owners of Landmark Gaming will contribute the land and land options in return for 60% ownership. Additionally, an affiliate of the Company will enter into a Casino Services Agreement to manage the property in return for a share in gross revenues plus a share in EBITDA.

The Company's cash contribution and the beginning of construction are subject to various conditions and approvals, including, but not limited to awarding of a license by the IRGC, securing acceptable financing and other due diligence.

A copy of Century Casino's press release dated October 18, 2004 is attached as an Exhibit.

Item 9.01  Exhibits.

99.1 Press release dated October 18, 2004



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Century Casinos, Inc.
                                     (Registrant)

Date:  October 18, 2004              by:  /s/ Larry Hannappel
                                     Larry Hannappel, Chief Accounting  Officer